UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-204857	37-1765151
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1620 Beacon Place

Oxnard, CA 93033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 824-0410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures contained under the heading in Item 5.02 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CURE Pharmaceutical Holding Corp. (the “Company”) has entered into an employment agreement with Alex Katz (the “Employment Agreement”) pursuant to which Mr. Katz shall serve as the Chief Financial Officer of the Company beginning on November 15, 2018 (the “Effective Date”). In connection with the appointment of Mr. Katz as Chief Financial Officer, Mark Udell, Chief Financial Officer of the Company since November 2016, resigned from such position, effective November 15, 2018, and will serve as the Company’s Chief Accounting Officer.

Mr. Katz, age 58, is an experienced C-Level executive, consultant and venture capital investor, with significant experience as an attorney and a CPA. He has been working with seed, early-stage and growth companies for over 30 years. He is also a Director with Eventus Consulting, P.C., a private, CFO-services firm that specializes in operational finance, capital advisory and SEC compliance for publicly-traded and emerging growth companies. Mr. Katz has provided professional services to a variety of companies, including those engaged in manufacturing, distribution, technology, construction and service companies. As an attorney, Mr. Katz focuses on tax, M&A and corporate law. Mr. Katz also has experience serving as a board member to numerous companies. Since September 2008, Mr. Katz has been Managing Partner and will continue as a Partner of ff Venture Capital, a leading New York venture capital firm. Mr. Katz also serves as Co-Founder and Managing Partner of Differential Venture Partners, LLC, an emerging New York venture capital firm that invests in Series Seed and early-stage technology companies. Alex practiced law with Mesirov Gelman and was a founding partner of Katz and Miele, LLP, a tax and corporate law specialty firm. He served as Chief Executive Officer of Fastener Distribution and Marketing Company, Inc., an industrial supply company, and was responsible for raising funds to implement its strategy of obtaining market share through internal growth and five external acquisitions. In addition, Alex was Chief Financial Officer of Lenape Dynamic, Inc., a metal forging company, for which he also raised capital to complete a roll-up strategy and was responsible for dramatically increasing that company’s operating margins. Alex earned a Bachelor of Science in Business Administration from Drexel University and a Juris Doctor degree from Temple University School of Law.

Mr. Katz has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Katz had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the Employment Agreement, the term shall be for a one (1) year period, and Mr. Katz shall receive:

(a)	payment of a monthly salary of $2,500;
(b)	payment of an annual bonus as determined by the Company in its sole discretion;
(c)	participation in the Company’s pension plan;
(d)	a grant of 100,000 stock options exercisable at a price per share equal to the volume-weighted average of the high and low selling prices of the Company’s common stock reported on the OTC Bulletin Board for the five (5) trading days in the Company’s common stock beginning with the third (3rd ) such trading day following November 15, 2018 and ending with the seventh (7th) such trading day following November 15, 2018, and which shall vest as to one quarter of such at the end of each three-month period during the term; and
(e)	reimbursement of expenses.

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The foregoing summary of the material terms of Mr. Katz’s employment agreement is qualified in its entirety by reference to the complete text of the employment agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On November 1, 2018, the Company entered into a financial services agreement with Eventus Consulting, P.C., an Arizona professional corporation, (“Eventus”) pursuant to which Eventus has agreed to provide certain accounting, financial and strategic consulting services to the Company. In consideration for Eventus’ services, the Company has agreed to pay Eventus $22,500 per month for all work performed by Eventus. The term of the consulting agreement is for a period of one year from November 1, 2018, unless otherwise terminated.

Item 8.01. Other Matters.

On November 14, 2018, the Company issued a press release regarding the matters described in Item 5.02 above, which press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated November 15, 2018 with Alex Katz

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: November 20, 2018	By:	/s/ Rob Davidson
	Name:	Rob Davidson
	Title:	Chief Executive Officer

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